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                                                                    EXHIBIT 99.3

               IN THE COURT OF CHANCERY FOR THE STATE OF TENNESSEE
                  TWENTIETH JUDICIAL DISTRICT, DAVIDSON COUNTY

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                                     :
WILLIAM WANSTRATH,                   :
Derivatively on Behalf of            :
Nominal Defendant PRISON             :
REALTY TRUST, INC.,                  :
                                     :
              Plaintiff,             :
                                     :
         v.                          :  No. 99-1719-III
                                     :
DOCTOR R. CRANTS, D. ROBERT          :
CRANTS III, JOHN EAKIN JR.,          :
TED FELDMAN, JACKSON W.              :
MOORE, JEAN-PIERRE CUNY,             :
RUSTY M. MOORE, RICHARD W.           :
CARDIN, J. MICHAEL QUINLAN           :
JOSEPH V. RUSSELL, MICHAEL           :
W. DEVLIN, C. RAY BELL.,             :
CHARLES W. THOMAS, MONROE            :
J. CARELL, NED MCWHERTER,            :
and CORRECTIONAL MANAGEMENT          :
SERVICES CORPORATION,                :
                                     :
              Defendants,            :
                                     :
     -and-                           :
                                     :
PRISON REALTY TRUST, INC., a         :  Final Judgment And Order
Maryland corporation,                :  Of Dismissal
                                     :
              Nominal Defendant.     :
------------------------------------ :
                                     :
In re BERNSTEIN v. PRISON REALTY     :  No. 99-3794-III Consolidated w/00-137III
TRUST, INC., et al.                  :  (transferred to Part III)
------------------------------------ :


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                      FINAL JUDGMENT AND ORDER OF DISMISSAL

         THIS CAUSE having come before the Court on February 8, 2001, upon Motion for a Final Judgment and Order of Dismissal pursuant to Tenn. R. Civ.P. 23, and with respect to certain matters relating to the proposed settlement of the above-captioned actions (the "Actions") in accordance with the Stipulation of Settlement dated as of October 5, 2000 and the Amendment thereto dated as of January 6, 2001 and the exhibits thereto (collectively, the "Stipulation"), and

         The Court having read and considered the Stipulation, heard arguments of counsel, granting preliminary approval of the settlement by Order dated January 9, 2001, and the Court having considered objections raised by members of the Settlement Class at the Final Settlement Hearing, if any, and being otherwise fully appraised in the premises, and

         All parties having consented to the entry of this Order; it is ORDERED, ADJUDGED AND DECREED THAT:

                                   Definitions

         1. For purposes of this Final Judgment and Order of Dismissal ("Final Judgment"), the Court adopts and incorporates the definitions contained in the Stipulation.

                                  Jurisdiction

         2. This Court has jurisdiction over the subject matter of the above-captioned litigation, and all actions within this litigation or related to this litigation, and over all parties to this litigation, including all members of the Settlement Class and CXW Stockholders.

                      No Admission or Evidence of Liability

         3. This Court hereby decrees that neither the Stipulation, nor this Final Judgment, nor the fact of the settlement, is an admission or evidence of any violation of any statute or law or of any



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liability or wrongdoing by the Defendants or Released Persons or of the truth of any of the claims or allegations alleged in the Actions. This Final Judgment is not a finding of the validity or invalidity of any claims in the Actions or of any wrongdoing or lack thereof by any defendant. The Stipulation, and any and all negotiations, documents and discussions associated with it, shall not be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing by the Defendants or Released Persons, or of the truth of any of the claims or allegations, or of any alleged defense, or of the absence of any wrongdoing or limitation of damage or injury, and evidence thereof shall not be discoverable or used directly or indirectly, in any way, by any Person, in any other proceeding.

                      Finalization of Preliminary Findings

         4. The Court makes final and unconditional the conditional and preliminary findings made by the Court regarding notice, the maintenance of In re Bernstein v. Prison Realty Trust, Inc., et al., No. 99-3794-II (the "Bernstein Action") as a class action, the maintenance of Wanstrath v. Crants, et al., No. 99-1719-III (the "Wanstrath Action") as a proper derivative action, and the settlement terms in the Order Regarding Preliminary Approval and Notice ("Preliminary Order") dated January 9, 2001.

               Notice to the Settlement Class and CXW Stockholders

         5. The Court finds that the Notice of Settlement of the Actions was given in accordance with the Preliminary Orders filed with the Stipulation and the Amendment and that such notice was reasonable and constituted the most practicable notice under the circumstances, constituted valid, due and sufficient notice to all CXW Stockholders and Settlement Class Members, and complied



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fully with the requirements of due process, the Tennessee Constitution, the
Constitution of the United States, and any other applicable law.

         6. The Court, solely for the purposes of the proposed Settlement, finds the prerequisites to a class action have been satisfied in the Bernstein Action. Specifically, the Court finds that all of the prerequisites to a class action are satisfied, pursuant to Tenn. R. Civ.P.23.01, in that (i) members of the Settlement Class are so numerous that joinder of all members thereof is impracticable; (ii) there are questions of law and fact common to the Settlement Class; (iii) the claims of the class representatives are typical of the claims of the Settlement Class; and (iv) the class representative will fairly and adequately represent the interests of the Settlement Class. In addition, the Court finds that the requirements of Tenn. R. Civ. P. 23.02(2) are met, in that Defendants have acted on grounds generally applicable to the Settlement Class.

         7. The Court finds, for settlement purposes only, that the certified class of plaintiffs (the "Settlement Class") is hereby defined to consist of:
All persons who were record owners or beneficial owners of Prison Realty Trust, Inc. ("PZN") common stock at any point in time between and including December 27, 1999 and April 17, 2000. Excluded from the Settlement Class are Defendants, members of the immediate family of the Defendants, any entity in which any Defendant has or had a controlling interest, directors and officers of PZN, and the legal representatives, heirs, successors, or assigns of any such excluded Person or entity.

         8. Pursuant to Tenn. R. Civ.P.23.06 and for the purposes of the Settlement only, the Court further finds that the Wanstrath Action was properly brought as a derivative action for and on behalf of PZN (and later, maintained on behalf of CXW), and that William Wanstrath fairly and



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adequately represents the interests of the shareholders similarly situated in enforcing the rights of CXW in the Wanstrath Action.

         9. The Court determines, solely for purposes of settlement, that Hilda
R. Bernstein, Bill Hardee and George A. Holle, Jr. are adequate representatives of the Settlement Class in the Bernstein Action and that William Wanstrath is an adequate representative of CXW in the Wanstrath Action.

                           Approval of the Settlement

         10. This Court hereby approves the settlement set forth in the Stipulation and finds, in accordance with Tenn. R. Civ. P.23, that said settlement is, in all respects, fair, reasonable, adequate and in the best interests of the Company, CXW Stockholders and the Settlement Class and all of its members and directs the consummation and implementation of the settlement in accordance with the terms and provisions of the Stipulation.

         11. This Court further finds that the settlement has been entered into and made in good faith, and that the Representative Plaintiffs and Plaintiffs' Settlement Counsel have fairly and adequately represented the interests of the Settlement Class, the Company and CXW Stockholders in connection with this litigation and the settlement.

                            Dismissal with Prejudice

         12. The Court hereby dismisses with prejudice In re Bernstein v. Prison Realty Trust, Inc., et al., No. 99-3794-II and Wanstrath v. Crants, et al., No. 99-1719-III filed herein without costs to any party, except as provided herein.




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                             Releases and Covenants

         13. For purposes of this Judgment, the "Released Persons" means each and all of the Defendants and their respective Related Parties.

         14. Representative Plaintiffs, PZN, CXW Stockholders and the members of the Settlement Class, forever release and discharge the Released Persons from all manner of claims (including Unknown Claims as that term is defined in the Stipulation) demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that might have been asserted by the Settlement Class, PZN Stockholders on behalf of PZN, or CXW Stockholders on behalf of CXW, or any of them, against the Defendants in the Actions, that are based upon or related in any way to the facts, circumstances, transaction, events, occurrences, disclosures, statements, omission, acts or failures to act which were alleged or could have been alleged in the Actions, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, constructive fraud, self-dealing, misrepresentation (whether intentional, negligent or innocent), suppression (whether intentional, negligent or innocent), omission (whether intentional, negligent or innocent), mismanagement, gross mismanagement, abuse of control, unjust enrichment, breach of contract, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations or any other source of legal or equitable obligation of any kind or description in whatever forum including, but not limited to any claims relating to the Blackstone Proposal, the restructuring proposal by the Pacific Life Insurance Company, and the Restructuring.




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          15. Representative Plaintiffs, CXW, CXW Stockholders and members of the Settlement Class, are hereby permanently barred and enjoined from asserting, instituting, maintaining, prosecuting or enforcing against any of the Released Persons any of the Released Claims (including "Unknown Claims") in any court or other forum whatsoever, including such Released Claims as already may have been asserted in any pending action, arbitration or other proceeding.

                             Continuing Jurisdiction

         16. Without affecting the finality of this Judgment in any way, this Court retains continuing jurisdiction: (a) over the implementation, administration and consummation of this settlement; (b) over these Actions until the Final Judgment contemplated hereby has become effective and each and every act agreed to be performed by the parties to the Stipulation shall have been performed pursuant to the Stipulation; and (c) over all parties to these Actions and all parties to the Stipulation for the purpose of taking such other actions as may be necessary to conclude and administer this settlement and to implement and enforce the Stipulation.

                            Termination of Settlement

          17. In the event that the settlement does not become effective or is terminated in accordance with the terms and provisions of the Stipulation, then this Final Judgment shall be rendered null and void and be vacated and the Stipulation and all orders entered in connection therewith by this Court shall be rendered null and void.

                          Attorney's Fees and Expenses

          18. Plaintiffs' Settlement Counsel are hereby awarded as attorneys' fees and reimbursement of expenses the sum of $2,735,000 in cash and 2,639,500 shares of CXW common stock (the "Fee and Expense Award"). The Fee and Expense Award has been determined by the



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Court to be fair, reasonable, and entirely appropriate. No other fees, costs or expenses may be awarded to Plaintiffs' Settlement Counsel in connection with the Actions or any related action. The Fee and Expense Award shall be paid in cash and CXW common stock, immediately after the Court executes this Final Judgment and Order of Dismissal, provided that a repayment bond or other security acceptable to the parties has been obtained to secure repayment of the amount to be paid if the Fee and Expense Award is reversed or modified on appeal or the settlement does not become effective or is terminated.

          19. Plaintiffs' Settlement Counsel are authorized and directed to allocate and distribute the Fee and Expense Award among Plaintiffs' Settlement Counsel in a manner which in Plaintiffs' Settlement Counsel's good faith determination, reflects each counsel's contribution to the institution, prosecution, and settlement of the Actions.

         20. The costs and expenses associated with the consummation and/or administration of the settlement shall be paid pursuant to the terms of the Stipulation.

                            Entry of Final Judgment

          21. The Court finds that no just reason exists for delay in entering final judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Final Judgment forthwith.



                                    /s/ Ellen Hobbs Lyle
                                    --------------------------------------------
                                    Chancellor Ellen Hobbs Lyle






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